ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          VIRGINIA CITY GOLD MINES, INC.


         Pursuant to the provisions of Idaho Code, 30-1-1006 the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of
Incorporation:

1.       The name of the corporation is VIRGINIA CITY GOLD MINES, INC.

2.       The text of the amendment adopted is as follows:

                                       I
                              NAME OF CORPORATION

         The name of the Corporation shall be:

                            New Age Cities.com, Inc.

3. The Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.


4. The amendment to the Articles of Incorporation was adopted on March 24, 1999. Such Amendment was adopted by the Board of Directors and approved by the shareholders.

5. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment is as follows: Common Stock, par value $0.02, and 31,912,823 was the total number of outstanding share entitled to be cast on the amendment; the total number of undiputed votes cast for the amendment was sufficient for approval.

6. The amendment was adopted by the Board of Directors in accordance with the provisions of IC 30-1-1006.

Dated this 29th day of March, 1999.

                         VIRGINIA CITY GOLD MINES, INC.

                         By: /s/ Arthur P. Dammarell
                            -----------------------------------
                            Arthur P. Dammarell, Jr., President


                         By: /s/ William H. Schnider
                            -----------------------------------
                            William H. Schnider, Secretary



                                                           [STAMPED]
                                                   IDAHO SECRETARY OF STATE

                                                        04/01/1999 09:00
                                                CK: 3356  CT: 113436  BH: 202994
                                                1@ 38.00 = 30.00 AMEND PROF # 2
                                                1@ 38.00 = 20.00 EXPEDITE C # 3

                                                            C 40976